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                                                                    EXHIBIT 99.4

                SECOND AMENDMENT TO SHAREHOLDER RIGHTS AGREEMENT

         This Second Amendment to Shareholder Rights Agreement (the "AMENDMENT") is entered into as of November 8, 2000, by and between Startec Global Communications Corporation, a Delaware corporation (the "COMPANY") and Continental Stock Transfer & Trust Company, a New York company (the "RIGHTS AGENT").


                             W I T N E S S E T H :

         WHEREAS, the Company and the Rights Agent are parties to that certain Shareholder Rights Agreement dated as of March 26, 1998, as amended pursuant to a First Amendment to Shareholder Rights Agreement dated as of August 21, 1999 (the "AGREEMENT"); and

         WHEREAS, pursuant to Section 27 of the Agreement, the Board of Directors deems it fair, desirable and in the best interests of the Company and its stockholders to amend the Agreement as set forth below; and

         WHEREAS, the execution and delivery of this Amendment has been duly authorized by the Board of Directors of the Company.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. DEFINED TERMS. Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to such terms in the Agreement, as amended and as amended hereby.

2.   AMENDMENTS TO THE AGREEMENT.

     2.1. The definition of "Acquiring Person" in Section 1 of the Agreement is deleted in its entirety and is replaced with the following:

          "`Acquiring Person' shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 15% or more of the shares of Common Stock then outstanding, but shall not include an Exempt Person (as such term is hereinafter defined). Notwithstanding the foregoing, however:

               (a) if the Board of Directors of the Company determines that a Person that would otherwise be an Acquiring Person hereunder has become such inadvertently, and such Person as promptly as practicable thereafter (but in no event later than (x) the date that is 10 Business Days after the Stock Acquisition Date or (y) such later date that the Board of Directors has, prior to such tenth Business Day, set), enters into such other agreement or arrangement as the Board of Directors of the Company approves, then such Person shall not be deemed to be an Acquiring Person for any purpose under this Agreement;


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               (b) if the Board of Directors of the Company determines that to do so is advisable and in the best interest of the Company and its stockholders, any Person who otherwise would have been deemed an "Acquiring Person" by reason of a particular acquisition of Beneficial Ownership of Common Stock (any such acquisition event, the "EVENT"), by resolution of the Board of Directors (the "RESOLUTION") can be specifically excluded (the "EXCLUSION") from the definition of "Acquiring Person," provided, however, that (a) the Board of Directors must adopt a resolution relating to such Exclusion prior to the date of the Event; and (b) an Exclusion shall be deemed to exclude such Person from the definition of Acquiring Person only for the purposes specifically set forth in the Resolution and subject to such other qualifications and conditions as the Board of Directors may specify in the Resolution; and (c) if such Person does not observe the qualifications and conditions set forth in the Resolution in connection with the Exclusion, they shall be subject to the definition of Acquiring Person provided above without the benefit of any Exclusion;

               (c) All determinations as to whether any Person is or is not an Acquiring Person under this definition shall be made by the Board of Directors of the Company, and such determinations shall be conclusive and binding upon all holders of Rights."

3.   REFERENCE TO AND EFFECT OF THE AGREEMENT.

     3.1. Upon the effectiveness of this Amendment, each reference in the Agreement to "this Agreement," "hereunder," "hereof," and herein" and similar terms shall mean and be a reference to the Agreement as amended hereby.

     3.2. Except as specifically amended by the First Amendment and above, all of the terms, conditions and covenants of the Agreement shall remain unaltered and in full force and effect and shall be binding upon the parties thereto in all respects and are hereby ratified and confirmed.

4. CHOICE OF LAW. This Amendment shall be construed in accordance with the internal laws (and not the law of conflicts) of the State of Delaware.

5. HEADINGS. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

6. COUNTERPARTS. This Amendment may be executed in one or more counterparts each of which when so executed and delivered will be deemed an original but all of which will constitute one and the same amendment.





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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

     STARTEC GLOBAL COMMUNICATIONS CORPORATION

     /S/ YOLANDA STEFANOU FAERBER
     -----------------------------------------
     Name:  Yolanda Stefanou Faerber
     Title:  Senior Vice President and General Counsel


     CONTINENTAL STOCK TRANSFER & TRUST COMPANY

     /S/ ROGER BERNHAMMER
     -----------------------------------------
     Name: Roger Bernhammer
     Title: Vice President


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